UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

KANSAS CITY SOUTHERN

(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 983—1303

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On November 21, 2012, Kansas City Southern (“KCS”), together with its wholly-owned subsidiary, The Kansas City Southern Railway Company, as Borrower (“KCSR”), entered into a restatement agreement with certain subsidiaries named therein as guarantors (the “Subsidiary Guarantors”), various financial institutions and other parties thereto (the “Lenders”) and The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders (“Agent”), pursuant to which that certain credit agreement dated July 12, 2011 (as amended) by and among KCS, KCSR and various financial institutions and other persons from time to time parties thereto, was amended and restated (such credit agreement, as amended and restated, the “Restated Credit Agreement”).

The maturity of the existing term loans under KCSR’s prior amended and restated credit agreement (consisting of two term loans with a total outstanding amount of $551 million, including a $285 million Term Loan A and a $266 million Term Loan A-2) was extended to 2018 under the Restated Credit Agreement. The maturity of the commitments under KCSR’s existing revolving credit facility (consisting of a $200 million revolving credit facility (the “Revolving Facility”), including a $25 million letter of credit facility and a $15 million swing line facility (the “Swing Line Facility”), which, in each case, constitute usage under the revolving credit facility) was extended to 2017 under the Restated Credit Agreement.

The outstanding principal balance of loans under the Term Loan Facility and the Revolving Facility bear interest at floating rates. At KCSR’s option (and subject to the following sentence), the loans will bear interest at either (i) the greater of (a) The Bank of Nova Scotia’s base rate, (b) federal funds rate plus 0.50% or (c) one-month LIBOR plus 1.00% (the “Base Rate”) plus a margin of (A) 0.25% to 1.50% (depending on the leverage ratio), in the case of Term Loan A and Revolving Facility borrowings and (B) 0.25%, in the case of Term Loan A-2 borrowings or (ii) LIBOR plus a margin of (A) 1.25% to 2.50% (depending on the leverage ratio), in the case of Term Loan A and Revolving Facility borrowings and (B) 1.25%, in the case of Term Loan A-2 borrowings. Notwithstanding the foregoing, on and from the first date on which credit ratings of BBB/Baa2 or higher are assigned by at least two of the three primary rating agencies, the aforementioned margins shall be reduced to (a) with respect to Base Rate loans, (i) 0.125% to 0.50%, in the case of Term Loan A and Revolving Facility borrowings and (ii) 0.125% to 0.25%, in the case of Term Loan A-2 borrowings (in each case, depending on the credit ratings) and (b) with respect to LIBOR loans, (i) 1.125% to 1.50%, in the case of Term Loan A and Revolving Facility borrowings and (ii) 1.125% to 1.25%, in the case of Term Loan A-2 borrowings (in each case, depending on the credit ratings). The outstanding principal balance of loans under the Swing Line Facility will bear interest at the Base Rate plus a margin of (a) initially, 0.25% to 1.50% (depending on the leverage ratio) or (b) to the extent that the credit rating based pricing as described in the preceding sentence is in effect, 0.125% to 0.50% (depending on the credit ratings).

KCSR is required to make quarterly principal payments on the Term Loan Facility commencing December 31, 2012, with any remaining unpaid principal balance due and payable on May 15, 2018.

The obligations under the Restated Credit Agreement are initially secured by substantially all of the assets of KCS, KCSR and the Subsidiary Guarantors pursuant to a Security Agreement dated July 12, 2011 (the “Security Agreement”), among KCS, KCSR, each Subsidiary Guarantor and Agent, certain real property mortgages and other security documents. In addition, KCS, KCSR and their restricted subsidiaries (as defined in the Restated Credit Agreement) agreed to subordinate payment of certain intercompany debt, KCS and each Subsidiary Guarantor guaranteed repayment of the amounts due under the Restated Credit Agreement and the equity interests of KCSR and each Subsidiary Guarantor have initially been pledged pursuant to the Security Agreement to secure obligations under the Restated Credit Agreement. The Restated Credit Agreement includes a “collateral fall-away” provision whereby the aforementioned collateral is automatically released, and KCSR’s facilities convert to unsecured obligations, when investment grade credit ratings are assigned by at least two of the three primary rating agencies (“Investment Grade Period”); provided that such collateral will be required to be re-pledged to secure the obligations under the Restated Credit Agreement in the event that investment grade ratings are no longer assigned by any of such three agencies. Upon the commencement of an Investment Grade Period (and irrespective of whether such Investment Grade Period remains in effect), KCSR’s mandatory prepayment obligations (other than with respect to the proceeds of certain refinancing indebtedness) shall cease, and its “general” asset sale basket shall be modified so that such asset sales shall be limited to 15% of total assets in any period of four consecutive fiscal quarters.

KCS and KCSR gave certain representations and warranties that are customary for credit agreements of this type. The Restated Credit Agreement also contains affirmative and negative covenants that are customary for credit agreements of this type, including financial maintenance covenants related to a leverage ratio and an interest coverage ratio as defined in the Restated Credit Agreement (both of which are subject to modification upon the commencement of an Investment Grade Period, and irrespective of whether such Investment Grade Period remains in effect). The Restated Credit Agreement provides that (i) so long as the leverage ratio does not exceed 3.75:1.00 or (ii) irrespective of whether the preceding clause (i) is applicable, if an Investment Grade Period has commenced (and irrespective of whether such Investment Grade Period remains in effect), certain covenants will either fall away or be modified to be consistent with covenants customary for investment grade credit facilities of this nature.

Events of default under the Restated Credit Agreement are customary for transactions of this type and include, without limitation, non-payment of obligations; breach of any representation or warranty; non-performance of covenants and obligations; default on other indebtedness; certain judgments rendered; a change in control shall occur; bankruptcy or insolvency of KCS, KCSR, any restricted subsidiary or any Subsidiary Guarantor; and an impairment of security (if any). The occurrence of an event of default could result in the acceleration of the repayment of any outstanding principal balance of the Term Loan Facility and the Revolving Facility.

Copies of the Restatement Agreement and the Credit Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. The foregoing is a summary of the terms of these agreements and does not purport to be a complete discussion of them. The Restatement Agreement and the Restated Credit Agreement are each incorporated herein by reference.

Item 2.03

The information included under Item 1.01 hereof is incorporated by reference in this Item 2.03.

Item 7.01

On November 21, 2012, KCS issued a news release announcing the entry into the Restatement Agreement and the amendment and restatement of the Restated Credit Agreement. The full text of the new release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Restatement Agreement dated November 21, 2012, by and among KCS, KCSR, certain of their subsidiaries named therein as subsidiary guarantors, various financial institutions and other persons from time to time parties thereto (the “Lenders”) and The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders.

10.2	Second Amended and Restated Credit Agreement dated as of November 21, 2012, by and among KCS, KCSR, as Borrower, certain of their subsidiaries named therein as guarantors, the various financial institutions and other persons from time to time parties thereto as lenders, The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders, Bank of America, N.A., as syndication agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC as joint lead arrangers and joint bookrunning managers.

99.1	News Release issued by Kansas City Southern dated November 21, 2012, entitled “KCS Announces Amendment and Extension of Credit Facilities.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

November 21, 2012	By:	/s/ Brian P. Banks
	Name:	Brian P. Banks
	Title:	Associate General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Restatement Agreement dated November 21, 2012, by and among KCS, KCSR, certain of their subsidiaries named therein as subsidiary guarantors, various financial institutions and other persons from time to time parties thereto (the “Lenders”) and The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders.

10.2	Second Amended and Restated Credit Agreement dated as of November 21, 2012, by and among KCS, KCSR, as Borrower, certain of their subsidiaries named therein as guarantors, the various financial institutions and other persons from time to time parties thereto as lenders, The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders, Bank of America, N.A., as syndication agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC as joint lead arrangers and joint bookrunning managers.

99.1	News Release issued by Kansas City Southern dated November 21, 2012, entitled “KCS Announces Amendment and Extension of Credit Facilities.”